TVI Corporation Announces Completion of Independent

Investigation

GLENN DALE, MD – March 9, 2007 – TVI Corporation (NASDAQ: TVIN) today announced the completion of the independent investigation related to the Company’s September, 2006 sale of 28 decontamination systems and related equipment to Signature Special Event Services, LLC (the “SSES transaction”). Based on the independent investigation, the Company’s Audit Committee concluded that there was no evidence of any wrongdoing or any breach of any applicable codes of ethics by any TVI personnel in connection with the SSES transaction. The Committee’s investigation did not reveal evidence of any material weakness in the Company’s internal controls over financial reporting. TVI’s Board of Directors has reviewed and adopted the Committee’s findings and recommendations and the Committee has closed the investigation.

As previously announced, in December 2006 the Company determined that TVI should not have recorded a sale or recognized revenue from the SSES transaction during the quarter ended September 30, 2006, which eliminated approximately $550,000 of the Company’s previously reported revenue for both the three and nine months ended September 30, 2006. This determination led to the restatement of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Full details of the restatement are provided in the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006 that was filed on December 15, 2006.

The comprehensive three-month investigation was initiated by the Company’s senior management and conducted by the Committee, which was assisted by both external accounting advisors and independent counsel. The scope of the Committee’s investigation was extensive and included an examination of all aspects of the SSES transaction, a review of other sale transactions during the same accounting period and an evaluation of the Company’s accounting policies, including the Company’s revenue recognition policies. The investigation concluded that neither any wrongdoing nor any breach of any applicable codes of ethics had occurred by any TVI personnel in connection with the SSES transaction.

The Committee’s investigation did identify areas for improving the Company’s internal control structure; however, the investigation did not reveal any material weakness in the Company’s internal controls over financial reporting. Based on the Committee’s findings as a result of the investigation, the Committee has adopted a formal policy with respect to related party transactions (“Related Party Transaction Policy”) which generally requires, among other things, advance Committee approval of any transaction between the Company and related parties.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006, the Committee and Company management implemented interim procedures (“Interim Procedures”) requiring advance Committee approval of all revenue recognition transactions in excess of specified amounts with a single customer (or group of related customers) during any calendar month; Committee review on a trailing monthly basis of all purchase orders in excess of specified amounts with a single vendor (or group of related vendors); and advance Committee approval of transactions with any related party (regardless of amount). Based on the Committee’s findings as a result of the investigation and the Committee’s adoption of the Related Party Transaction Policy, the Committee has discontinued the Interim Procedures.

TVI’s Board of Directors has reviewed and adopted the Committee’s findings and recommendations and the Committee has closed the investigation. The Committee has discussed the matters disclosed in this press release with its independent counsel and TVI’s independent registered public accounting firm, Stegman & Company.

“We are pleased to put the investigation behind us and are eager to focus our full and undivided attention on executing our business strategy and creating value for our stockholders. We want to extend thanks to all who cooperated and worked diligently to bring this important process to a close,” said Richard V. Priddy, TVI’s President and CEO.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is now the leading full-service shelter and event equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to customer needs and other changes in the counter-terrorism, military, public safety and first receiver and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; general economic and business conditions; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Richard Priddy, President & CEO (301) 352-8800 x210

Sharon Merrill Associates

Jim Buckley, Executive Vice President (617) 542-5300